Exhibit 21.1
Subsidiaries of The Dun & Bradstreet Corporation
As of December 31, 2017

Company Name	Place of Incorporation
Avention, Inc.	Delaware, USA
Avention International Holdings, Inc.	Delaware, USA
Avention UK Limited (UK)	United Kingdom
Avention Singapore Pte. Ltd.	Singapore
Avention Australia Pty. Ltd.	Australia
Cannondale Holdings, Inc.	Delaware, USA
Cannondale Investments, Inc.	Delaware, USA
Corinthian Leasing Corporation	Delaware, USA
D&B Business Information Solutions U.C.	Ireland
D&B Business Services Group Partnership	Delaware, USA
D&B Canadian Holding B.V.	Netherlands
D&B Europe Limited	England
D&B Group Holdings (UK)	England
D&B Group Limited	Delaware, USA
D&B Holdings (UK)	England
D&B Holdings Australia Limited	England
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Holdings B.V.	Netherlands
D&B Investing 1, LLC	Delaware, USA
D&B Management Services Co.	Delaware, USA
D&B Mauritius Limited.	Mauritius
DBXB Netherlands B.V.	Netherlands
DBXB S.r.l.	Italy
DBXB Anz Pty. Ltd.	Australia
Dun & Bradstreet Asia Operations Pte. Ltd.	Singapore
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (SCS) B.V.	Netherlands
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd.	England
Dun & Bradstreet (Vietnam) LLC	Vietnam
Dun & Bradstreet Credit Control, Ltd.	Delaware, USA
Dun & Bradstreet Deutschland Holding GmbH	Germany
Dun & Bradstreet Emerging Businesses Corp.	Delaware, USA
Dun & Bradstreet Europe, Ltd.	Delaware, USA
Dun & Bradstreet European Business Information Center B.V.	England & Netherlands
Dun & Bradstreet Finance Limited	England
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet Information Services India Pvt. Ltd.	India
Dun & Bradstreet Interfax B.V.	Netherlands
Dun & Bradstreet International Consultant (Shanghai) Co., Ltd.	China
Dun & Bradstreet International, Ltd.	Delaware, USA
Dun & Bradstreet Investments Limited	England
Dun & Bradstreet Japan Ltd.	Japan

Company Name	Place of Incorporation
Dun & Bradstreet Limited	England
Dun & Bradstreet NetProspex, Inc.	USA
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet Technologies & Data Services Private Limited	India
Dun & Bradstreet Unterstuetzungskasse GmbH	Germany
Dun & Bradstreet, Inc.	Delaware, USA
Duns Investing VIII Corporation	Delaware, USA
Dunservices	France
Hoover's, Inc.	Delaware, USA
Ifico-Buergel AG	Switzerland
Kosmos Business Information Limited	England
MicroMarketing D&B (Beijing) Co., Ltd.	China
OneSource India Pvt. Ltd.	India
Onesource Information Services UK	United Kingdom
RoadWay International Limited	British Virgin Islands
Shanghai Huaxia Dun & Bradstreet Business Information Consulting Co., Ltd.	China
Shanghai RoadWay D&B Marketing Services Co. Ltd.	China
The D&B Companies of Canada ULC	Nova Scotia, Canada
The Dun & Bradstreet Corporation Foundation	Delaware, USA
Tradethink Limited	Cyprus
Triopax Investments Limited	Cyprus

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